UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
May 20, 2004

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11639	22-3408857

(Commission File Number)	(IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey	07974

(Address of principal executive offices)	(Zip Code)

(908) 582-8500

(Registrant’s telephone number)

SIGNATURES

Item 5. Other Events and Required FD Disclosure.

Lucent Technologies Inc. has notified The Bank of New York, as trustee for its 8% Subordinated Convertible Debentures due 2031, that it will use cash to pay any of these debentures submitted for redemption on the August 2, 2004 redemption date. The holders of these debentures have from May 27, 2004 through the close of business on July 28, 2004 to exercise their right to be paid in full on the August 2, 2004 redemption date. The principal amount of the subordinated debentures is currently $817 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.
Date: May 21, 2004
	By: Name:	/s/ Michael C. Keefe Michael C. Keefe
	Title:	Managing Corporate Counsel and
Assistant Secretary